UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 15, 2005


                             CHARMING SHOPPES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


       PENNSYLVANIA                  000-07258                   23-1721355
       ------------                  ---------                   ----------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

     450 WINKS LANE, BENSALEM, PA                                  19020
     ----------------------------                                  -----
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (215) 245-9100
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 2.02.  Results of Operations and Financial Condition.

     On March 16, 2005, we issued a press release announcing our preliminary unaudited results for the quarter and fiscal year ended January 29, 2005. As previously announced, the Company is reviewing its accounting practices for lease-related accounting (see our Report on Form 8-K dated and filed on February 23, 2005, which is incorporated herein by reference). Based on this review, the Company will restate its previously filed financial statements as applicable. The results included in the press release are preliminary, unaudited, and exclude the impact of such review. See also "Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review" below. The earnings announcement is attached as Exhibit 99 to this report.

     In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02, and the exhibit attached hereto, shall be deemed to be "furnished" and shall not be deemed to be "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 23, 2005, we announced a review of our lease-related accounting practices as a result of a clarification issued on February 7, 2005 by the Securities and Exchange Commission (see our Report on Form 8-K dated and filed on February 23, 2005, which is incorporated herein by reference). On March 15, 2005, following an initial assessment of our lease-related accounting practices, our management and the Audit Committee of our Board of Directors discussed these matters with our independent registered public accountants. Our management and Audit Committee concluded that our historical financial statements should be restated to correct certain errors in the application of existing lease-related accounting principles. Therefore, the following financial statements previously issued by the Company should no longer be relied upon: Our consolidated financial statements for our fiscal years ended January 31, 2004 and February 1, 2003; our consolidated financial statements for our fiscal 2005 interim periods ended October 30, 2004, July 31, 2004, and May 1, 2004; and our consolidated financial statements for our fiscal 2004 interim periods ended November 1, 2003, August 2, 2003, and May 3, 2003. These corrections will have no impact on our historical or future cash flows, previously reported comparable store sales or net sales, actual lease payments, or the economic value of our leasehold improvements.

     For the fiscal year ended January 29, 2005, we estimate a non-cash reduction in net income in the range of $2.5 million to $3.5 million, or $0.02 - $0.03 per diluted share. For the fiscal years ended January 31, 2004 and February 1, 2003, we will restate our financial statements and estimate that the reductions will not exceed $0.03 per diluted share in any fiscal year. Our current estimate for the cumulative non-cash after-tax reduction to shareholders' equity, including the expected adjustment to the fiscal year ended January 29, 2005, is in the range of $20 - $22 million. Additionally, we will adjust our accounting for construction allowances, reclassifying them as a deferred rent liability on our consolidated balance sheets and as an operating activity on our consolidated statements of cash flows. These estimates are subject to change as we complete our internal review and our independent registered public accountants complete their audit of our financial statements.

     Our restated financial statements will be provided with the filing of our Form 10-K for the fiscal year ended January 29, 2005.







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Item 9.01.  Financial Statements and Exhibits.

Exhibit No.       Description
-----------       -----------
    99            Press Release dated March 16, 2005






















































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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHARMING SHOPPES, INC.
                                           ----------------------
                                               (Registrant)


Date March 17, 2005                          /S/ ERIC M. SPECTER
                                             -------------------
                                               Eric M. Specter
                                           Executive Vice President
                                           Chief Financial Officer





































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


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
    99            Press Release dated March 16, 2005









































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